EXHIBIT 99.4
FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2012 and 2011	3

Balance Sheet as of June 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the six months ended June 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

Operating Revenues	$9,415	$12,892	$35,001	$43,419

Operating Expenses
Operation
Natural gas purchased	3,317	6,822	15,682	22,363
Operation and maintenance	3,594	3,222	7,260	7,187
Depreciation and amortization	1,666	1,914	3,312	3,627
Taxes - other than income taxes	631	595	1,324	1,265
Total Operating Expenses	9,208	12,553	27,578	34,442
Operating Income	207	339	7,423	8,977

Other Income and (Deductions), net	221	208	1,335	448

Interest Charges, net
Interest on long-term debt	726	768	1,454	1,559
Other interest, net	1	5	4	10
	727	773	1,458	1,569
Amortization of debt expense and redemption premiums	30	34	59	67
Total Interest Charges, net	757	807	1,517	1,636

Income Before Income Taxes	(329)	(260)	7,241	7,789

Income Taxes	(141)	(114)	2,719	3,032

Net Income (Loss)	(188)	(146)	4,522	4,757
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	-	1	-	2

Net Income (Loss) attributable to The Berkshire Gas Company	$(188)	$(147)	$4,522	$4,755

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income (Loss)	$(188)	$(146)	$4,522	$4,757
Other Comprehensive Income (Loss), net	2	(1)	24	6
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	-	1	-	2
Comprehensive Income (Loss)	$(186)	$(148)	$4,546	$4,761

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$8,122	$2,474
Accounts receivable less allowance of $758 and $839, respectively	3,722	7,457
Unbilled revenues	298	1,556
Current regulatory assets	938	938
Deferred income taxes	909	909
Natural gas in storage, at average cost	3,430	4,799
Materials and supplies, at average cost	787	534
Prepayments	1,847	1,921
Current portion of derivative assets	1,000	-
Total Current Assets	21,053	20,588

Other investments	1,396	1,432

Net Property, Plant and Equipment	117,816	115,230

Regulatory Assets (future amounts owed from customers through the ratemaking process)	42,595	44,928

Deferred Charges and Other Assets
Unamortized debt issuance expenses	976	1,028
Goodwill	51,932	52,525
Other	21	-
Total Deferred Charges and Other Assets	52,929	53,553

Total Assets	$235,789	$235,731

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	1,805	4,757
Accrued liabilities	9,010	10,203
Current regulatory liabilities	1,563	685
Interest accrued	842	848
Taxes accrued	6,493	3,000
Total Current Liabilities	22,106	21,886

Noncurrent Liabilities
Pension accrued	2,802	2,823
Environmental remediation costs	5,095	5,095
Other	10,128	10,555
Total Noncurrent Liabilities	18,025	18,473

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	15,872	16,480

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	34,556	32,740

Commitments and Contingencies

Capitalization
Long-term debt	37,404	37,872

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	1,735	2,213
Accumulated other comprehensive loss	(4)	(28)
Net Common Stock Equity	107,826	108,280

Total Capitalization	145,230	146,152

Total Liabilities and Capitalization	$235,789	$235,731

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$4,522	$4,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,371	3,694
Deferred income taxes	(1,709)	(2,225)
Pension expense (income)	552	(60)
Other non-cash items, net	3,234	5,112
Changes in:
Accounts receivable, net	3,816	2,233
Unbilled revenues	1,258	1,291
Natural gas in storage	1,369	1,678
Accounts payable	(3,199)	(1,572)
Taxes accrued	3,493	2,723
Accrued liabilities	(1,193)	(657)
Other assets	(205)	(192)
Other liabilities	(1,006)	(723)
Total Adjustments	9,781	11,302
Net Cash provided by Operating Activities	14,303	16,057

Cash Flows from Investing Activities
Loan receivable	-	(10,000)
Plant expenditures including AFUDC debt	(3,691)	(3,463)
Other	36	1,491
Net Cash used in Investing Activities	(3,655)	(11,972)

Cash Flows from Financing Activities
Payment of long-term debt	-	(3,000)
Payment of common stock dividend	(5,000)	(3,000)
Net Cash used in Financing Activities	(5,000)	(6,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	5,648	(1,915)
Balance at beginning of period	2,474	5,993
Balance at end of period	$8,122	$4,078

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$247	$739

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2012
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2011	100	$-	$106,095	$2,213	$(28)	$108,280

Net income				4,522		4,522
Other comprehensive income, net of tax					24	24
Payment of common stock dividend				(5,000)		(5,000)
Balance as of June 30, 2012	100	$-	$106,095	$1,735	$(4)	$107,826